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                      Subsidiaries Controlled by Registrant
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                             As of December 31, 1999

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

Subsidiaries of DoubleClick Inc.
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DoubleClick International Internet Advertising Limited (Ireland)
DoubleClick Finance Corp. (Delaware)
NetGravity Europe Limited (UK)
NetGravity Asia Pacific K.K. (Japan)
NetGravity (Hong Kong) Limited
Net Gravity France S.A.R.L.
Abacus Direct International, Inc. (Delaware)

Half-owned Subsidiary of Abacus Direct International, Inc. (Delaware)
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Abacus Direct Europe B.V. (Netherlands)

Wholly-owned or Majority-owned Subsidiaries of DoubleClick International Internet Advertising Limited
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DoubleClick International Internet Purchasing Limited (Ireland)
DoubleClick International Internet Sales Limited (Ireland)
DoubleClick DART International Limited (Ireland)
DoubleClick Internet Ireland Limited (Ireland)
DoubleClick Australia Pty. Ltd. (Australia)
DoubleClick Benelux Limited (Ireland)
DoubleClick Canada Network Inc. (Canada)
DoubleClick GmbH Deutschland (Germany)
DoubleClick Internet Advertising SARL (France) (name to be changed to DCLK France SARL)
DoubleClick Iberoamerica, SL (Spain)
DoubleClick Europe Limited (United Kingdom)
DoubleClick DART International Limited (United Kingdom)
DoubleClick do Brasil Ltda. (Brazil)
DoubleClick Scandinavia AB (Sweden)

Wholly-owned Subsidiary of DoubleClick Benelux Limited
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DoubleClick Benelux B.V. (Netherlands)

Majority-owned Subsidiaries of DoubleClick Scandinavia AB (Sweden)
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DoubleClick Norway AS, 979980116
DoubleClick D.A.R.T. Online Advertising AB, 713.688
DoubleClick Denmark A/S, A/S5249486
DoubleClick Sweden AB, 556575-3943

Minority-owned Subsidiaries of DoubleClick International Internet Advertising Limited
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DoubleClick Japan, Inc. (Japan)
DoubleClick Italy S.r.l. (Italy) (majority interest in the process of being acquired by DoubleClick
       International Internet Advertising Limited)
DoubleClick Asia Limited (British Virgin Islands) (in the process of forming wholly-owned subsidiaries in
        Taiwan, Hong Kong, Korea and Singapore)
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Note:  Jurisdiction of incorporation noted in parentheses.